Exhibit 10.1

CUMULATIVE RESTATED AMENDMENT

TO

GOLDEN LYNX LLC
LIMITED LIABILITY COMPANY AGREEMENT

This Cumulative Restated Amendment (this “Amendment”) dated as of May 1, 2009, is by and between Kisa Gold Mining, Inc. (“Kisa”) and Cougar Gold LLC (“Cougar”).

Recitals

A.

Kisa and Cougar executed the Golden Lynx LLC Limited Liability Company Agreement dated April 18, 2008 (the “Golden Lynx JVA”) pursuant to which Cougar has the option to acquire (indirectly through its membership interest in Golden Lynx LLC) up to 80% of Kisa’s interest in certain properties in Alaska by expending certain minimum amounts on exploration of such properties.

B.

Kisa and Cougar also executed, among other things, a letter agreement dated August 22, 2008, (the “August Letter Agreement”), pursuant paragraph 3 of which the Golden Lynx JVA was amended to provide that the cash purchase price paid by Cougar in the amount of $50,000 for 500,000 shares of common stock of Gold Crest Mines Inc., the parent of Kisa, was credited by Kisa to the amount to be contributed by Cougar to the Company as Cougar’s Initial Contribution under the Golden Lynx JVA (such paragraph 3 of the August Letter Agreement, the “First Amendment”).  Capitalized terms used herein without definition have the meanings set forth therefor in the Golden Lynx JVA.

C.

Kisa and Cougar now desire to (i) extend the expiration of the first earn-in period under the Golden Lynx JVA from April 18, 2011 to April 18, 2013 and the expiration of the second earn-in period under the Golden Lynx JVA from April 18, 2013 to April 18, 2015, subject to extensions as provided in Section 5.1(c) of the Golden Lynx JVA; and (ii) restate the First Amendment and supersede any contrary term in the August Letter Agreement.

Agreement

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

This Amendment restates, replaces and supersedes all previous amendments, including, without limitation, the First Amendment, and the parties agree that this Amendment is specifically given in restatement of, and substitution for, the First Amendment in addition to the other amendments to the Golden Lynx JVA contemplated in this Amendment.

2.

The Golden Lynx JVA is amended as follows:

(a)

Section 5.1(b)(ii) is amended and restated in its entirety as follows:

“(ii) An additional $1,250,000 on or before the second anniversary of the Effective Date, as such date may be extended pursuant to Section 5.1(c) (the “Second Contribution Date”); provided, that, Cougar shall received a credit of $50,000 toward the expenditure of such amount upon the purchase of 500,000 shares of common stock of Gold Crest Mines Inc., the parent of Kisa) and”

(b)

Section 5.1(b)(iii) is amended to change the reference to “third anniversary of the Effective Date” to “fifth anniversary of the Effective Date.”

(c)

Section 5.3(a) is amended to delete the second sentence thereof and to insert the following in its place:

“The Second Optional Contribution shall be contributed to the Company on or before the second anniversary of the Third Contribution Date, as such date may be extended pursuant to Section 5.1(c), (the “Second Option Contribution Date”); provided, that the Second Option Contribution Date may be extended or deferred by any Contribution Extension Event.”

3.

Kisa hereby acknowledges that Cougar has purchased the 500,000 shares of common stock of Gold Crest Mines Inc. and the amount due by the Second Contribution Date is reduced by the $50,000 credit resulting from such purchase.

4.

With respect to exploration activities conducted by the Company in 2008, Cougar, as Manager, shall conduct all activities relating to demobilization of equipment and supplies from and site(s) and reclamation of the site(s) to the extent required by law, and Cougar, as a Member, shall fund all costs incurred by the Company in connection therewith.  Cougar hereby represents to Kisa that the drill rig used in connection with such exploration activities has been fully demobilized, and the drill contract has been terminated with no continuing financial liability by the Company to the drilling contractor.

5.

On execution of this Amendment, Cougar shall purchase and pay Kisa $15,000 for the materials and equipment listed on Schedule 1 hereto, which materials are currently owned by Kisa but are in Cougar’s possession.  Upon such payment, Cougar shall acquire all ownership interest in and to such materials and equipment.

6.

To Kisa’s knowledge, except as set forth under paragraphs 4 and 5 above, Cougar has no other liability to Kisa or the Company.

7.

Except as specifically set forth above, the Golden Lynx JVA shall continue in full force and effect.

8.

This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

[Signature page follows]

Signature Page to Cumulative Restated Amendment to Golden Lynx LLC Limited Liability Agreement

EXECUTED as of the date first above written.

KISA GOLD MINING, INC.

By:   /s/ John P. Ryan

Name:      John P. Ryan

Title:        President

COUGAR GOLD LLC

By:     /s/ John F. Engele

Name:      John F. Engele

Title:        Vice President

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